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                                                                    EXHIBIT 23.3


          CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


         We hereby consent to the reference to our firm and to our reports effective December 31, 1994; December 31, 1995; and December 31, 1996, in the Prospectus constituting part of the Registration Statement on Form S-4 of Ocean Energy, Inc. to be filed with the Securities and Exchange Commission on or about July 30, 1997.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ FREDERIC SEWELL
                                           ------------------------------------
                                                 Frederic D. Sewell
                                                 President



Dallas, Texas
July 29, 1997